Exhibit 24.1

GRIFFIN CAPITAL NET LEASE REIT, INC.

POWER OF ATTORNEY

The undersigned directors and officers of GRIFFIN CAPITAL NET LEASE REIT, INC. (the “Company”) hereby constitute and appoint Joseph E. Miller and Kevin A. Shields, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Company in connection with the Company’s Registration Statement on Form S-11, initially filed with the Securities and Exchange Commission (“SEC”) on November 6, 2009, to sign any and all amendments, including any Post-Effective Amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Power of Attorney has been signed below, effective as of November 10, 2011, by the following persons in the capacities indicated below.

Signature	Title	Date

	President and Director (Principal Executive Officer)	November 10, 2011
Kevin A. Shields

	Chief Financial Officer and Treasurer	November 10, 2011
Joseph E. Miller	(Principal Financial and Accounting Officer)

	Independent Director	November 10, 2011
Gregory M. Cazel

	Independent Director	November 10, 2011
Tim Rohner